Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 6, 2013, Millennial Media (the “Company”) completed its acquisition of Jumptap, Inc., or Jumptap, a privately held mobile advertising platform, pursuant to the terms of an Agreement and Plan of Reorganization, or Acquisition Agreement, dated as of August 13, 2013, and as amended on November 1, 2012, by and among the Company, its wholly owned subsidiary Polo Corp., and Jumptap.  At the closing, Polo Corp. was merged with and into Jumptap, which is referred to as the Acquisition. As a result of the Acquisition, the separate corporate existence of Polo Corp. ceased, and Jumptap continues as the surviving corporation and a wholly-owned subsidiary of the Company.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and Jumptap. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and Jumptap as of September 30, 2013, and includes preliminary adjustments to reflect the events that are directly attributable to the Acquisition and factually supportable. In addition, the unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and Jumptap and have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations have been prepared assuming the Acquisition closed on January 1, 2012.

We have prepared the unaudited pro forma condensed combined financial statements based on available information using assumptions that we believe are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent our actual financial position or results of operations had the Acquisition occurred on the date specified nor do they project our results of operations or financial position for any future period or date. In addition, the pro forma financial statements do not contemplate the cost or impact of any restructuring activities or synergies resulting from the Acquisition.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid to Jumptap is allocated to its assets and liabilities based on their fair value as of the date of the completion of the acquisition. The purchase price allocation and valuation is preliminary and subject to final adjustments and provided for informational purposes only.

Unaudited Pro Forma Condensed Combined Statements of Operations

	Nine Months Ended September 30, 2013
	Historical Millennial	Historical Jumptap	Pro forma Adjustments		Pro forma Combined
	(in thousands, except per share data)
Revenue	$162,508	$69,965	$—		$232,473
Cost of revenue	95,559	43,952	—		139,511
Gross profit	66,949	26,013	—		92,962
Operating expenses:
Sales and marketing	25,119	15,816	2,608	(a)	43,543
Technology and development	12,203	12,319	3,753	(a)	28,275
General and administrative	40,970	6,409	(2,893)		44,486
Total operating expenses	78,292	34,544	3,468		116,304
Loss from operations	(11,343)	(8,531)	(3,468)		(23,342)
Other income (expense):
Interest expense, net	(36)	(628)	74	(f)	(590)
Other expense	—	(36)	36	(f)	—
Total other income (expense)	(36)	(664)	110		(590)
Loss before income taxes	(11,379)	(9,195)	(3,358)		(23,932)
Income tax expense	(31)	—	—		(31)
Net loss attributable to common stockholders	(11,410)	(9,195)	(3,358)		(23,963)
Net loss per share:
Basic and diluted	$(0.14)	$—	$(0.14)		$(0.23)
Weighted average common shares outstanding:
Basic and diluted	79,924	—	24,745	(b)	104,669

Unaudited Pro Forma Condensed Combined Statements of Operations

	Year Ended December 31, 2012
	Historical Millennial	Historical Jumptap	Pro forma Adjustments		Pro forma Combined
	(in thousands, except per share data)
Revenue	$177,667	$63,634	$—		$241,301
Cost of revenue	105,739	39,109	—		144,848
Gross profit	71,928	24,525	—		96,453
Operating expenses:
Sales and marketing	23,816	17,215	3,477	(a)	44,508
Technology and development	13,620	12,949	5,004	(a)	31,573
General and administrative	38,954	6,909	—		45,863
Total operating expenses	76,390	37,073	8,481		121,944
Loss from operations	(4,462)	(12,548)	(8,481)		(25,491)
Other income (expense):
Interest expense, net	(64)	(839)	125	(f)	(778)
Other income (expense):	(834)	343	(343	)(f)	(834)
Total other income (expense)	(898)	(496)	(218)		(1,612)
Loss before income taxes	(5,360)	(13,044)	(8,699)		(27,103)
Income tax expense	(70)	—	—		(70)
Net loss	(5,430)	(13,044)	(8,699)		(27,173)
Accretion of dividends on redeemable convertible preferred stock	(1,328)	—	—		(1,328)
Net loss attributable to common stockholders	(6,758)	(13,044)	(8,699)		(28,501)
Net loss per share:
Basic and diluted	$(0.11)	$—	$(0.35)		$(0.33)
Weighted average common shares outstanding:
Basic and diluted	60,951	—	24,745	(b)	85,696

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of September 30, 2013
	Historical Millennial	Historical Jumptap	Pro forma Adjustments		Pro forma Combined
	(in thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$121,200	$27,162	$(9,483	)(c)	$138,879
Restricted cash	—	320	—		320
Accounts receivable, net of allowances	58,521	20,404	—		78,925
Prepaid expenses and other current assets	3,502	701	—		4,203
Total current assets	183,223	48,587	(9,483)		222,327
Property and equipment, net	8,199	5,012			13,211
Goodwill	11,124	—	120,012	(d)	131,136
Intangible assets, net	2,660	—	55,890	(e)	58,550
Restricted cash	—	514	—		514
Other assets	1,060	105	—		1,165
Total assets	$206,266	$54,218	$166,419		$426,903
Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$6,616	$18,202	$—		$24,818
Accrued cost of revenue	33,848	3,902	—		37,750
Accrued payroll and payroll related expenses	5,151	3,253	—		8,404
Deferred revenue	486	521	—		1,007
Line of credit	—	10,346	—		10,346
Current portion of capital lease	—	653	—		653
Current portion of notes payable	—	1,067	—		1,067
Total current liabilities	46,101	37,944	—		84,045
Notes payable, net of current portion	—	2,933	—		2,933
Preferred stock warrant liability	—	497	(497	)(f)	—
Convertible debt, embedded derivative, and accrued interest	—	2,315	(2,315	)(f)	—
Capital lease, net of current portion	—	1,155	—		1,155
Other long-term liabilities	275	1,486	—		1,761
Total liabilities	46,376	46,330	(2,812)		89,894
Convertible preferred stock	—	166,947	(166,947	)(g)	—
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2013	—	—	—		—
Common stock, $0.001 par value, 250,000,000 shares authorized, 81,445,671 and 106,191,141 (b) shares issued and outstanding as of September 30, 2013 and September 30, 2013 pro forma, respectively	81	62	(62	)(g)	81
Additional paid-in capital	221,432	293	176,826	(g)	398,551
Accumulated other comprehensive loss	(170)	(23)	23	(g)	(170)
Accumulated deficit	(61,453)	(159,391)	159,391	(g)	(61,453)
Total stockholders’ (deficit) equity	159,890	(159,059)	336,178		337,009
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$206,266	$54,218	$166,419		$426,903

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.                                      Basis of Presentation

On November 6, 2013, the Company completed its acquisition of Jumptap a privately held mobile advertising platform, pursuant to the terms of the Acquisition Agreement, dated as of August 13, 2013, by and among the Company, its wholly owned subsidiary Polo Corp., and Jumptap.  At the closing, Polo Corp. was merged with and into Jumptap, which is referred to as the Acquisition. As a result of the Acquisition, the separate corporate existence of Polo Corp. ceased, and Jumptap continues as the surviving corporation and a wholly-owned subsidiary of the Company.

The Acquisition was be accounted for under the purchase method of accounting in accordance with ASC 805, Business Combinations. Under the purchase method, the total estimated purchase price, or consideration transferred, is measured at the acquisition closing date. The assets and liabilities of Jumptap have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of Jumptap as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The purchase accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Jumptap as of the acquisition date. Accordingly, the purchase accounting in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited pro forma condensed combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value the assets and liabilities of Jumptap at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

2.                                      Purchase Price

The unaudited pro forma condensed combined financial information reflects the purchase price as follows (in thousands):

As of September 30, 2013
Net tangible assets	$10,700
Customer relationships	20,860
Technology	35,030
Goodwill	120,012
Total purchase price	$186,602

Under the acquisition method of accounting, the Company estimated the fair values of the acquired tangible and intangible assets. The valuation of the identifiable intangible assets acquired was based on management’s preliminary estimates, currently available information and reasonable and supportable assumptions. These estimates are preliminary as the Company is still in the process of evaluating the various assumptions used in valuing these assets. The tangible long-lived assets were recorded at their estimated fair values, which approximate their carrying value, while the intangible long-lived assets were valued using a discounted cash flow method. In the unaudited pro forma condensed combined balance sheet as of September 30, 2013, the excess of the aggregate purchase price over the estimated fair value of the tangible and intangible assets and liabilities in the amount of approximately $120.0 million was classified as goodwill. The fair value of identifiable intangible assets that are subject to amortization after the acquisition was estimated to be $55.9 million.

Based on the issuance of an aggregate of 24,745,470 shares of the Company’s common stock at the closing, each valued at $7.09, the closing price per share of the Company’s common stock on November 6, 2013, and including options assumed with a fair value of $1.7 million and the $9.5 million in cash consideration, the transaction is valued at $186.6 million.

3.                                      Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                 Represents the amortization of intangible assets acquired in the Acquisition based on their estimated fair values and useful lives. Estimated useful lives of the intangible assets range from six to seven years and amortization expense is calculated on a straight-line basis.

(b)                                 Represents the impact of issuance of 24,745,470 shares in connection with the Acquisition.

(c)                                  Represents payment of $9.5 million in cash consideration in lieu of shares under the terms of the Acquisition Agreement.

(d)                                 Represents the difference between the estimated purchase price and the estimated fair values of the identified assets acquired and liabilities assumed.

(e)                                  Represents the estimated fair values of the acquired intangible assets of Jumptap. Intangible assets that have been identified include customer relationships and technology.

(f)                                   Reflects the elimination of Jumptap’s historical convertible debt and preferred stock warrants and related interest and other expense.

(g)                                  Reflects the elimination of Jumptap’s historical stockholders’ deficit and convertible preferred stock warrant.

(h)                                 Reflects the adjustment recorded to remove non-recurring costs directly related to the acquisition.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The information below reflects the historical net loss from continuing operations, book value per common share and cash dividends per common share of the Company and the unaudited pro forma condensed combined net loss from continuing operations, book value per common share and cash dividends per common share of the Company after giving effect to the Acquisition. The historical book value per share is computed by dividing total stockholders’ equity (deficit) by the number of shares of common stock outstanding at the end of the period. The pro forma loss per share of the Company following the consummation of the Acquisition is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma book value of the Company following the consummation of the Acquisition is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma per share data includes 24,745,470 shares issued in connection with the Acquisition.

You should read the tables below in conjunction with the respective audited consolidated financial statements and related notes of the Company incorporated by reference in this registration statement and the audited consolidated financial statements and related notes of Jumptap and the unaudited pro forma condensed combined financial information and notes related to such consolidated financial statements included elsewhere in this filing.

Millennial Media, Inc. per share data:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2013	2012

Historical Per Common Share Data:

Net loss per share basic and diluted	$(0.14)	$(0.11)

Book value per share	1.96	2.07

Cash dividend per share	—	—

Millennial Media, Inc. and Jumptap, Inc. condensed combined pro forma per share data:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2013	2012

Pro Forma Per Common Share Data:

Net loss per share basic and diluted	$(0.24)	$(0.35)

Book value per share	3.17	1.58

Cash dividend per share	—	—